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Contact: Peter M. Holland
         Chief Financial Officer
         (740) 772-8547


                          HORIZON PCS to Broadcast ITS
               SECOND quarter Conference Call Live on the Internet

CHILLICOTHE, OH (July 16, 2001) -- Horizon PCS, Inc., a Sprint PCS (NYSE:PCS) Network Partner, today announced that it will report its second quarter results on Monday, August 13, 2001, after the close of the Nasdaq stock market. Horizon also announced that it will provide an online Web simulcast of its second quarter 2001 earnings conference call on Tuesday, August 14, 2001. During this call, management will review Horizon's financial and operational results for the second quarter and six months ended June 30, 2001.

The live broadcast of Horizon's conference call will begin at 11:00 a.m. Eastern Time on August 14, 2001. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue through August 16, 2001. Links to these events can be found at the company's web site at http://www.horizonpcs.com. The teleconference will be available for telephone replay until August 16, 2001, by calling 719-457-0820, and entering 543211 when prompted for the access code.

About Horizon
-------------
Horizon PCS is one of the largest Sprint PCS affiliates, based on its exclusive right to market Sprint PCS products and services to a total population of over
10.2 million in portions of 12 contiguous states. Its markets are located between Sprint PCS' Chicago, New York and Raleigh/Durham markets and connect or are adjacent to 15 major Sprint PCS markets that have a total population of over 59 million. As a Sprint PCS affiliate, Horizon markets wireless mobile communications network products and services under the Sprint PCS brand name. Horizon offers the same national pricing plans and uses the same sales and marketing strategies and national distribution channels that have made Sprint PCS the fastest growing wireless company in the country. For more information, visit the Horizon PCS web site at http://www.horizonpcs.com/.




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